MAIDENFORM BRANDS, INC. REPORTS FIRST QUARTER 2012 RESULTS AND CONFIRMS EPS GUIDANCE FOR FULL YEAR 2012

•	Net sales decreased 3.7%
•	Earnings per share (EPS) of $0.25
•	International net sales increased 24.1%
•	Donna Karan net sales increased 20.7%
•	Retail segment net sales increased 9.5%
•	Mass merchant channel net sales increased 1.7%
•	Other channel net sales decreased 10.2%
•	Department stores and national chain stores channel net sales decreased 8.0%
•	Shapewear net sales decreased 0.7%

Iselin, New Jersey, May 9, 2012—Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today reported first quarter 2012 net sales of $157.5 million, a decrease of 3.7% below the first quarter of 2011. Reported EPS was $0.25 for the first quarter of 2012 compared to EPS of $0.62 for the first quarter of 2011.

“We modestly beat our sales and earnings expectations for the quarter and our outlook for the year remains on track” stated Maurice S. Reznik, Chief Executive Officer. “Despite a choppy retail environment for women’s intimate apparel, we grew domestic share across channels and categories in the first quarter, which reflects the power of our brands and the relevance of our products.”

Financial Results for First Quarter 2012 versus First Quarter 2011

Net sales for the first quarter of 2012 decreased $6.1 million, or 3.7%, to $157.5 million. Wholesale segment net sales for the first quarter of 2012 decreased $7.2 million, or 4.7%, to $144.8 million. Retail segment net sales increased $1.1 million, or 9.5%, to $12.7 million.

The Company's net sales performance by channel of distribution is highlighted in Exhibit 1 to this press release.

Wholesale Segment

Department Stores and National Chain Stores

Net sales for the department stores and national chain stores channel decreased $5.1 million, or 8.0%, to $58.6 million for the first quarter of 2012. This decrease was primarily due to sales declines at a mid-tier department store as it transitions to a new pricing and merchandising strategy, and an assortment expansion in 2011 at one of the Company’s chain store customers that did not repeat in 2012.

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Mass Merchants

Mass merchant channel net sales increased $1.0 million, or 1.7%, to $59.0 million for the first quarter of 2012. This increase is a result of increased sales, particularly in the shapewear and bra categories, at a warehouse club, which were partially offset by lower sales with a mass customer. The first quarter of 2011 included a sales increase of 32%, reflecting expanded product distribution at several mass channel customers.

Other

Net sales in the other channel decreased $3.1 million, or 10.2%, to $27.2 million for the first quarter of 2012 primarily from lower sales to a specialty retailer and off-price retailers.

Total international net sales, which are included in the wholesale segment, increased $3.2 million, or 24.1%, to $16.5 million. This increase was driven by increases primarily in Canada and the United Kingdom.

Retail Segment

Total retail segment net sales increased $1.1 million, or 9.5%, to $12.7 million resulting from increased customer traffic and e-commerce growth. Same store sales, defined as outlet stores that have been open for more than one year, increased 5.3%. Internet sales increased $0.8 million, or 53.3%, to $2.3 million for the first quarter of 2012. The retail segment operated 75 outlet stores as of the end of the first quarter of 2012 and 74 outlet stores as of the end of the first quarter of 2011.

Consolidated gross profit decreased $12.8 million, or 23.0%, to $42.9 million for the first quarter of 2012. As a percentage of net sales, consolidated gross margins were 27.2% for the first quarter of 2012 versus 34.1% for the first quarter of 2011. The decrease in gross margin was a result of increased promotional and liquidation activity to drive inventory productivity. Partially offsetting this decrease was a favorable mix of product and channel sales during the quarter.

Consolidated selling, general and administrative expenses (SG&A) increased $0.9 million, or 2.8%, to $33.1 million for the first quarter of 2012. This increase was due to increased payroll and related benefits resulting from strategic headcount additions to support the Company’s initiatives which were not included in the first quarter 2011 results, as well as merit increases. In addition, the Company increased its retail operating expenses, including cost associated with e-commerce strategies, as well as store lease renewals. Partially offsetting these increases were savings from select headcount reductions at the end of 2011 and a reduction in professional fees. As a percentage of net sales, SG&A increased to 21.0% for the first quarter of 2012 compared to 19.7% for the first quarter of 2011.

Due to all of the factors described above, operating income for the first quarter of 2012 was $9.8 million, or 6.2% of net sales, compared to $23.5 million, or 14.4% of net sales, for the first quarter of 2011.

Net interest expense for the first quarter of 2012 was $0.3 million compared to $0.2 million for the first quarter of 2011.

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The Company’s effective income tax rate for the first quarter of 2012 was 39.0% compared to 37.7% for the first quarter of 2011.

Net income for the first quarter of 2012 and 2011 was $5.8 million and $14.5 million, respectively, and EPS was $0.25 and $0.62, respectively.

Total cash and cash equivalents as of March 31, 2012 were $29.8 million compared to $29.9 million as of April 2, 2011. The Company’s outstanding debt was $68.8 million as of March 31, 2012 versus $69.9 million as of April 2, 2011.

Financial Performance Guidance for 2012:

2012 Second Quarter Outlook:

•	Total net sales in the $150 to $155 million range

•	EPS in a range of 45 to 50 cents per share

2012 Full Year Trend:

•	Total Company net sales growth of 1.5% to 3.5% over 2011

•	A decline in the other channel of $15 to $25 million as a bra program with a specialty retailer matures

•	Total Company net sales growth of 5% to 7% excluding the private label decline

•	EPS in a range of $1.75 to $1.85 per share

Conference Call Information

Maidenform will host a conference call and webcast on Wednesday, May 9, 2012 at 8:30 am ET to discuss its first quarter 2012 results, in addition to providing an update on its business. The conference call telephone number is (866) 578-5784 and the passcode is “Maidenform.” The conference call will be simultaneously webcasted and can be accessed via the investor relations page of Maidenform’s website at www.maidenformbrands.com. A dial-in replay of this event will be available through May 23, 2012 and will be hosted on the Company’s website for a limited time. The replay telephone numbers are (888) 286-8010 or (617) 801-6888. The replay passcode is 63819531.

About Maidenform Brands, Inc.

Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear. During its 90-year history, Maidenform has built strong equity for its brands and established a platform for growth through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women. Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Control It!®, Fat Free Dressing®, Flexees®, Lilyette®, Maidenform’s Charmed®, Bodymates®, Inspirations®, Self Expressions® and Sweet Nothings®. Maidenform products are currently distributed in approximately 63 countries and territories outside the United States.

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Maidenform Contact:

Chris Vieth

Chief Operating Officer & Chief Financial Officer

(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words. All forward-looking statements included in this press release are based on information available to the Company on the date hereof. It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year. Although these expectations may change, we assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may continue to be harmed by the current global economic downturn, the conditions in the financial and credit markets may affect the availability and cost of our funding, the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and continued growth in the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s credit agreement could limit growth opportunities; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; disputes with third parties for infringement or misappropriation of their proprietary rights; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	March 31,	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$29,846	$68,041
Accounts receivable, net	107,723	54,517
Inventories	116,129	113,200
Deferred income taxes	15,357	15,357
Prepaid expenses and other current assets	14,415	14,310
Total current assets	283,470	265,425
Property, plant and equipment, net	29,036	29,497
Goodwill	7,162	7,162
Intangible assets, net	92,493	92,765
Other non-current assets	496	386
Total assets	$412,657	$395,235

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$1,100	$1,100
Accounts payable	43,842	38,425
Accrued expenses and other current liabilities	29,312	24,967
Total current liabilities	74,254	64,492
Long-term debt	67,675	67,950
Deferred income taxes	26,269	25,108
Other non-current liabilities	14,405	14,497
Total liabilities	182,603	172,047

Stockholders’ equity
Preferred stock - $0.01 par value; 10,000,000 shares authorized
and none issued and outstanding	-	-
Common stock - $0.01 par value; 100,000,000 shares authorized;
24,399,732 shares issued and 23,037,421 outstanding at March 31, 2012
and 24,399,732 shares issued and 22,922,969 outstanding at December 31, 2011	244	244
Additional paid-in capital	78,164	78,362
Retained earnings	185,741	181,227
Accumulated other comprehensive loss	(7,714)	(8,301)
Treasury stock, at cost (1,362,311 shares at March 31, 2012 and 1,476,763 shares at December 31, 2011)	(26,381)	(28,344)
Total stockholders’ equity	230,054	223,188
Total liabilities and stockholders’ equity	$412,657	$395,235

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Net sales	$157,546	$163,561
Cost of sales	114,639	107,867
Gross profit	42,907	55,694
Selling, general and administrative expenses	33,068	32,179
Operating income	9,839	23,515
Interest expense, net	253	224
Income before provision for income taxes	9,586	23,291
Income tax expense	3,741	8,778
Net income	$5,845	$14,513
Basic earnings per common share	$0.25	$0.64
Diluted earnings per common share	$0.25	$0.62
Basic weighted average number of shares outstanding	22,938,649	22,787,851
Diluted weighted average number of shares outstanding	23,380,022	23,303,129

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 31,	April 2,
	2012	2011

Net income	$5,845	$14,513

Other comprehensive income, before tax:
Foreign currency translation adjustments	505	596
Net gain on defined benefit pension plan	137	57
Other comprehensive income, before tax	642	653
Income tax expense related to items of
other comprehensive income	55	23
Other comprehensive income, net of tax	587	630
Comprehensive income	$6,432	$15,143

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MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended
	March 31,	April 2,
	2012	2011
Cash flows from operating activities
Net income	$5,845	$14,513
Adjustments to reconcile net income to net cash
from operating activities
Depreciation and amortization	1,295	1,237
Amortization of intangible assets	272	273
Amortization of deferred financing costs	27	44
Stock-based compensation	1,126	865
Deferred income taxes	1,140	735
Excess tax benefits related to stock-based compensation	(811)	(607)
Bad debt expense	343	145
Other non-cash items	206	-
Net changes in operating assets and liabilities
Accounts receivable	(53,103)	(66,527)
Inventories	(2,324)	(17,387)
Prepaid expenses and other current and
non-current assets	(1,031)	(864)
Accounts payable	5,360	22,107
Accrued expenses and other current and
non-current liabilities	4,145	(863)
Income taxes payable	1,928	7,133
Net cash used in operating activities	(35,582)	(39,196)
Cash flows from investing activities
Capital expenditures	(817)	(1,544)
Net cash used in investing activities	(817)	(1,544)
Cash flows from financing activities
Term loan repayments	(275)	(275)
Proceeds from stock options exercised	41	110
Excess tax benefits related to stock-based compensation	811	607
Payments of employee withholding taxes related to equity awards	(1,516)	(881)
Purchase of common stock for treasury	-	(1,961)
Payments of capital lease obligations	(75)	(57)
Financing fees paid	(149)	-
Net cash used in financing activities	(1,163)	(2,457)
Effects of exchange rate changes on cash	(633)	(78)
Net decrease in cash	(38,195)	(43,275)
Cash and cash equivalents
Beginning of period	68,041	73,221
End of period	$29,846	$29,946

Supplementary disclosure of cash flow information
Cash paid during the period
Interest	$256	$251
Income taxes	$608	$1,017

Supplemental schedule of non-cash investing and financing activities
Treasury stock issued related to equity award activity	$3,479	$1,984

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Exhibit 1

MAIDENFORM BRANDS, INC. AND SUBSIDIARIES
SALES BY CHANNEL OF DISTRIBUTION AND PRODUCT MIX
(in millions)
(unaudited)

	Three Months Ended
	March 31,	April 2,	$	%
	2012	2011	change	change
	(in millions)
Department stores and
national chain stores	$58.6	$63.7	$(5.1)	(8.0%)
Mass merchants	59.0	58.0	1.0	1.7
Other	27.2	30.3	(3.1)	(10.2)
Total wholesale	144.8	152.0	(7.2)	(4.7)

Retail	12.7	11.6	1.1	9.5

Total consolidated net sales	$157.5	$163.6	$(6.1)	(3.7%)

	Three Months Ended
	March 31,	April 2,
	2012	2011
Bras	55%	57%
Shapewear	38	36
Panties	7	7
	100%	100%

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